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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                  PLACECITYWASHINGTON, STATEDC POSTALCODE20549

                                   -----------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest event reported): June 26, 2008





                                 REITPLUS, INC.
               (Exact Name of Registrant as Specified in Charter)

              Maryland                   333-143415             20-8857707
          (State or Other              (File Number)          (IRS Employer
   Jurisdiction of Incorporation)                          Identification No.)

                          8 Greenway Plaza, Suite 1000
                               Houston,Texas77046
                    (Address of Principal Executive Offices)
                                 (713) 850-1400
              (Registrant's telephone number, including area code)




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          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 2.01         COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

         As we previously reported, we are acquiring from AmREIT, our sponsor, an interest in a joint venture with JP Morgan Strategic Property Fund and AmREIT Monthly Income & Growth Fund IV, L.P. (the "Joint Venture") that owns Shadow Creek Ranch Town Center. On June 26, 2008, we paid an additional $1,300,000 to AmREIT to acquire an additional 2.6% interest in the Joint Venture. This acquisition is in addition to our May 12, 2008 acquisition of a 5.0% interest in the Joint Venture in exchange for a payment to AmREIT of $2,550,000.

         We have presently acquired from AmREIT a total interest of 7.6% in the Joint Venture in exchange for aggregate payments of $3,850,000. We will continue to acquire AmREIT's remaining 2.4% interest in the Joint Venture as the necessary proceeds become available from our initial public offering.

ITEM 8.01         OTHER EVENTS.

         On June 27, 2008, our board of directors (the "Board") agreed to raise the dividend payable to our stockholders. The Board declared a daily cash dividend (the "Cash Dividend") in the amount of $0.00137 per share for each calendar day (the equivalent of 5.0% per annum) commencing on August 1, 2008 and ending on September 30, 2008, on each share of our common stock outstanding at the close of business on such day (or 5:00 pm Eastern time on each such day that is not a business day). A portion of each dividend paid is expected to constitute a return of capital for tax purposes.

                                      - 2 -

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   REITPlus, Inc.

                                   By: /s/ Chad C. Braun
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                                       Chad C. Braun
                                       Executive Vice President
 Date: July 2 , 2008